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                                                                     Exhibit (n)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report, dated April 19, 2007, on the statement of assets and liabilities and statement of operations of Pioneer Diversified High Income Trust as of April 12, 2007 included in the Statement of Additional Information in Pre-effective Amendment No. 3 to the Registration Statement (Form N-2, 1933 Act File No. 333-140358) of Pioneer Diversified High Income Trust for the registration of its common shares.

                                        /s/ ERNST & YOUNG LLP

Boston, Massachusetts
May 21, 2007